UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2008

SKYE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27549	88-0362112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 E. Gray Rd., Suite 104 Scottsdale AZ 85260

(Address of principal executive offices) (Zip Code)

(480) 993-2300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 24, 2008, the Registrant’s Board of Directors appointed Steven G. Mihaylo as a Director of the Registrant to serve until the next annual meeting of shareholders.

Mr. Mihaylo was the founder, Chairman and CEO of Inter-Tel, Incorporated and served in such capacity from inception in 1969 through February 2006, and then as a director of Inter-Tel Incorporated until its sale to a private equity group in 2007.  Mr. Mihaylo holds a Bachelor of Business Administration from Cal State Fullerton 1969.

Mr. Mihaylo was appointed to serve on the Registrant’s Corporate Governance Committee and Audit Committee.

On September 17, 2008, the Registrant entered into a direct financial obligation with the Steven G. Mihaylo Trust, as restated, dated December 13, 2001  the (“Mihaylo Trust”) whereby the Registrant, by way of the execution of a convertible debenture in favor of the Mihaylo Trust, received a working capital facility of up to $1,500,000 (the “Debenture”).  The Debenture provides that the Registrant may draw up to $1,500,000 during the term of the Debenture that expires on September 16, 2013 (the “Maturity Date”).  The Registrant has agreed to pay interest on any outstanding principal amount under the Debenture at the rate of 10% per annum, compounded annually from the date of each draw, and payable on the Maturity Date.

The Registrant has reserved the right to prepay the Debenture without penalty upon the giving of Notice.  The Mihaylo Trust has received the right to convert, at any time, all or any portion of the Debenture into shares of common stock of the Registrant at the conversion rate of $0.25 per share (subject to adjustment in the event of certain corporate restructuring events as described in the terms of the Debenture).  All such shares of common stock to be issued pursuant to such conversion shall be restricted securities and thus will not be registered under the Securities Act of 1933.

The entire unpaid and unredeemed balance of the Debenture and all interest accrued and unpaid shall, at the election of the Mihaylo Trust, be and become immediately due and payable upon the occurrence of  certain events of default including: (a) the non-payment by the Registrant when due of principal and interest or of any other payment as provided in the Debenture; (b) if the Registrant, excluding any subsidiary or affiliate thereof (i) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Registrant or any of its property; (ii) becomes generally unable to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors or becomes insolvent; (iv) files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute; or (v) defaults with respect to any evidence of indebtedness or liability for borrowed money, or any such indebtedness shall not be paid as and when due and payable, and (c) any failure by the Registrant to issue and deliver shares of common stock as provided in the Debenture.

As of the date of this Report the Registrant has drawn $400,000 under the Debenture facility.

Additionally, the Registrant’s Board of Directors appointed Ted Marek as the Registrant’s Chief Financial Officer and Chief Accounting Officer, positions that were formerly held by Perry Logan.  Mr. Logan continues as the Registrant’s President and Chief Executive Officer, and Mr. Marek now acts as the Registrant’s Secretary Treasurer, Chief Financial Officer and Chief Accounting Officer.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC

Date: October 28, 2008	By:	/s/ Thaddeus (Ted) F. Marek
Name: Thaddeus (Ted) F. Marek
Title: Secretary